                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SALIX PHARMACEUTICALS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          SALIX PHARMACEUTICALS, LTD.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 25, 1999

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SALIX PHARMACEUTICALS, LTD., a corporation organized under the laws of the British Virgin Islands (the "Company"), will be held on Tuesday, May 25, 1999 at 10:00 a.m. (local time) at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          For the Board of Directors,
                                          SALIX PHARMACEUTICALS, LTD.

                                          /s/ Randy W. Hamilton

                                          Randy W. Hamilton
                                          Chairman, President and Chief
                                          Executive Officer
Palo Alto, California
April 23, 1999

                            YOUR VOTE IS IMPORTANT.

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT
                           IN THE ENCLOSED ENVELOPE.

                          SALIX PHARMACEUTICALS, LTD.
                            ------------------------

                                PROXY STATEMENT

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 25, 1999
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of SALIX PHARMACEUTICALS, LTD. (the "Company") for use at the Annual Meeting of Shareholders to be held Tuesday, May 25, 1999 at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304. The Company's principal executive offices are located at 3600 West Bayshore Road, Suite 205, Palo Alto, California 94303, and its telephone number at that location is (650) 856-1550.

     These proxy solicitation materials and the Annual Report to Shareholders for the year ended December 31, 1998, including financial statements, were first mailed on or about April 23, 1999 to all shareholders entitled to vote at the Annual Meeting. All references to dollars are to United States dollars, unless specifically noted otherwise.

     The purposes of the Annual Meeting are (i) to elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 1999; and
(iii) to transact such other business as may properly come before the meeting or any adjournment thereof. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of Ernst & Young LLP as independent auditors as set forth herein, and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on March 31, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has two authorized classes of capital stock, Common Shares, no par value, and Preferred Shares, no par value. At the Record Date, 10,208,838 Common Shares of the Company were issued and outstanding and held by 54 holders of record, and no Preferred Shares of the Company were issued or outstanding. Except as set forth under "Security Ownership of Management and Certain Beneficial Owners," to the knowledge of the directors and officers of the Company, no other person beneficially owns, directly or indirectly, or exercises control over more than 10% of the voting securities of the Company.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Salix Pharmaceuticals, Ltd. at 3600 West Bayshore Road, Suite 205, Palo Alto, California 94303, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING

     Each holder of Common Shares is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the Annual Meeting. Shareholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions are considered shares present and entitled to vote and, therefore, have the same legal effect as a vote against a matter presented at the Annual Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable Toronto Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes but will be considered for purposes of determining the presence of a quorum.

     The Articles of Association of the Company provide that a shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. The form of proxy for use in connection with the Meeting may be used to give the Company such notice. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled or (ii) by distributing the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect. For example, if a shareholder holds 100 shares (1 vote each) and desires to vote them for the election of directors, the shareholder would be entitled to cast 600 votes, a number arrived at by multiplying the total number of votes attached to the shares held by the shareholder (100) by the number (6) of directors to be elected. The 600 votes resulting from such multiplication (100 x
6) could be cast in favor of one nominee or distributed among any number of nominees in any portion desired. If a shareholder votes for more than one nominee without specifying the distribution of his votes among the nominees, he will be deemed to have distributed his votes equally among the nominees for whom such shareholder voted. If the number of persons nominated for director exceeds the number of positions to be filled, the nominees who receive the least number of votes shall be eliminated until the number of nominees remaining equals the number of positions to be filled. A separate vote of shareholders shall be taken with respect to each person nominated for director.

SOLICITATION OF PROXIES

     The expense of soliciting proxies in the enclosed form will be borne by the Company. In addition, the Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than December 23, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting. If a shareholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must do so no later than March 7, 2000. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six (6) directors is to be elected at the Annual Meeting. Unless a proxy is marked as to withhold authority so to vote, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

     The Company's Board of Directors recommends voting "FOR" the six nominees listed below.

     The name of and certain information regarding each nominee is set forth below, which information is based on data furnished to the Company by the nominees. There are no family relationships among directors or executive officers of the Company.

                 NAME                    AGE(1)       POSITION(S) WITH THE COMPANY      DIRECTOR SINCE
                 ----                    ------       ----------------------------      --------------
Randy W. Hamilton......................    44     Chairman of the Board of Directors,   December 1993
                                                  President and Chief Executive
                                                  Officer
Lorin K. Johnson, Ph.D. ...............    46     Vice President, Research (Salix       December 1993
                                                  Pharmaceuticals, Inc.) and Director
Lawrance A. Brown, Jr.(2)(3)...........    71     Director                               October 1994
John F. Chappell(2)(3).................    62     Director                              December 1993
Nicholas M. Ediger(3)..................    70     Director                              February 1997
David E. Lauck, Sr. ...................    63     Director                              December 1993

---------------
(1) As of March 31, 1999.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

     RANDY HAMILTON is a co-founder of the Company and has served as Chairman of its Board of Directors and President and Chief Executive Officer since December 1993. From November 1989 to present, Mr. Hamilton has also served as President and Chief Executive Officer and as a director of Salix Pharmaceuticals, Inc. (Salix California), which is now a wholly owned subsidiary of the Company. Prior to 1989, Mr. Hamilton served as Director of Planning and Business Development with SmithKline Diagnostics, Inc., a medical diagnostic subsidiary of SmithKline Beecham plc, a pharmaceutical company, and as head of Asian business development for California Biotechnology Inc. (now Scios, Inc.), a biotechnology company.

     LORIN K. JOHNSON, PH.D. is a co-founder of the Company and has served as a member of its Board of Directors since December 1993. From November 1989 to present, Dr. Johnson has served as Vice President,

Research and a director of Salix California. Prior to co-founding the Company, Dr. Johnson served as Director of Scientific Operations at California Biotechnology Inc. Prior to joining California Biotechnology, Dr. Johnson was assistant Professor of Pathology at Stanford University Medical Center.

     LAWRANCE A. BROWN, JR. has served as a director of the Company since October 1994 and as a member of its audit and compensation committees since December 1994. Since 1992, Mr. Brown has been a self-employed consultant. Prior to 1992, Mr. Brown was a General Partner of Continental Capital and, subsequently, a consultant to MBW Ventures. Before his venture capital activities, Mr. Brown worked for SmithKline Corporation, a pharmaceutical company, retiring as a Group Vice President.

     JOHN F. CHAPPELL has served as a director of the Company since December 1993 and as a member of its audit and compensation committees since December 1994. Since December 1990, Mr. Chappell has been President of Plexus Ventures, Inc., a private consulting firm specializing in advising early stage pharmaceutical companies. Prior to 1990, Mr. Chappell served in various capacities at SmithKline Beecham plc, most recently as Chairman, Worldwide Pharmaceuticals and a member of its Board of Directors.

     NICHOLAS M. EDIGER has served as a director of the Company since February 1997 and as a member of its Compensation Committee since December 1998. Since October 1988, Mr. Ediger has served as Managing Director of Sentinel Associates, a finance and energy consulting firm. Prior to joining Sentinel, Mr. Ediger served for 14 years as President and Chief Executive Officer of Eldorado Resources Ltd., an energy and mineral company. Prior to joining Eldorado, Mr. Ediger worked for 25 years with Gulf Oil Corporation, including as Chief Operating Officer of Gulf Minerals Canada Ltd.

     DAVID E. LAUCK, SR. is a co-founder of the Company and has served as a director since December 1993. Mr. Lauck has also served as a director of Salix California since November 1989. He served as Vice President, Development of Salix California from February 1994 until June 1998 and has been working as a part time employee with Salix California, since such time. From December 1993 to January 1994, he was the Director of European Development of Salix California. From October 1992 to December 1993 he served as Director, Europe and from November 1989 to September 1992 as Vice President of Regulatory Affairs of Salix California.

REQUIRED VOTE

     The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under British Virgin Islands law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 1998. No director, during the time he was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served which occurred during fiscal 1998. The Board has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee is responsible for (i) recommending engagement of the Company's independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel, and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held one meeting during fiscal 1998. The Audit Committee currently consists of Lawrance A. Brown, Jr. and John F. Chappell.

     The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee held one meeting during fiscal 1998. The

Compensation Committee currently consists of Lawrance A. Brown, Jr., John F. Chappell, and Nicholas M. Ediger. Mr. Ediger became a member of the Compensation Committee in December 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal 1998 were Lawrance
A. Brown, Jr. and John F. Chappell and, from mid-December, Nicholas Ediger. None of Messrs. Brown, Chappell or Ediger was at any time during the Company's 1998 fiscal year or at any other time an officer or employee of the Company. Randy W. Hamilton, President and Chief Executive Officer of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all executive officers of the Company, except that he is excluded from discussions regarding his own salary and incentive stock compensation. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.

COMPENSATION OF DIRECTORS

     The Company reimburses each member of the Company's Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. In addition, directors Nicholas M. Ediger is compensated $1,000 for each meeting of the Board attended in person and $350 per meeting for telephonic participation. Other than Messrs. Ediger and Brown, all directors are either employed by the Company and/or hold a substantial equity position in the Company, and no member of the Board of Directors currently receives any additional cash compensation for his service as director. In November 1998, Mr. Ediger was granted a non-qualified stock option under the Company's 1996 Stock Option Plan to purchase 2,000 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of grant. Such option vests at the rate of 1/36 of the shares subject to option per month. Directors may from time to time provide services as consultants that may provide for additional consulting services at agreed upon rates.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999 and recommends that shareholders vote for ratification of such appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent accountants at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements annually since 1993. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
                                  RATIFICATION
      OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares of the Company as of March 31, 1999 for the following: (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Shares, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation table and (iv) all directors and executive officers as a group:

              FIVE PERCENT SHAREHOLDERS,                        SHARES                 PERCENTAGE
          DIRECTORS AND EXECUTIVE OFFICERS(1)            BENEFICIALLY OWNED(2)    BENEFICIALLY OWNED(2)
          -----------------------------------            ---------------------    ---------------------
Randy W. Hamilton(3)...................................        1,038,982                  10.2%
David Boyle(4).........................................           85,750                     *
John Brough(5).........................................           91,667                     *
Lorin K. Johnson(6)....................................          772,360                   7.6%
Robert P. Ruscher(7)...................................          131,102                   1.3%
Lawrance A. Brown, Jr.(8)..............................           37,668                     *
John F. Chappell(9)....................................          879,494                   8.6%
Nicholas M. Ediger(10).................................            9,000                     *
David E. Lauck, Sr.....................................          300,000                   2.9%
All executive officers and directors as a group
  (11 persons)(11).....................................        3,470,356                  34.0%

---------------
  *  Less than one percent.

 (1) Except as otherwise indicated, the address of each listed shareholder is c/o Salix Pharmaceuticals, Ltd., 3600 West Bayshore Road, Suite 205, Palo Alto, California 94303.

 (2) Applicable percentage ownership is based on 10,208,838 Common Shares outstanding as of March 31, 1999, together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to community property laws, where applicable. Common Shares subject to options or warrants currently exercisable, or exercisable within 60 days after March 31, 1999, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) Includes 1,667 Common Shares issuable upon exercise of outstanding warrants that are presently exercisable or will become exercisable within 60 days of March 31, 1999. Also includes 190,000 shares held by Mr. Hamilton's spouse, for which Mr. Hamilton disclaims beneficial ownership.

 (4) Represents 85,750 Common Shares issuable upon exercise of outstanding options that are presently exercisable. Effective April 11, 1999, all of Mr. Boyle's options ceased vesting in accordance with his termination of employment with the Company.

 (5) Includes 91,667 Common Shares issuable upon exercise of outstanding options that are presently exercisable or will become exercisable within 60 days of March 31, 1999.

 (6) Includes 33,333 Common Shares issuable upon exercise of outstanding warrants and 10,667 Common Shares issuable upon exercise of outstanding options that are presently exercisable or will become exercisable within 60 days of March 31, 1999. Also includes 674,500 shares held by a trust for the benefit of Dr. Johnson and his wife and 37,860 Common Shares held by a family trust, the beneficiaries of which include Dr. Johnson's minor grandchildren. Dr. Johnson and his wife are named as co-trustees of both trusts.

 (7) Includes 124,267 Common Shares issuable upon exercise of outstanding options and 833 Common Shares issuable upon exercise of outstanding warrants that are presently exercisable or will become exercisable within 60 days of March 31, 1999.

 (8) Includes 8,333 Common Shares issuable upon exercise of outstanding warrants that are presently exercisable or will become exercisable within 60 days of March 31, 1999.

 (9) Includes 10,000 Common Shares issuable upon exercise of outstanding warrants that are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(10) Represents 9,000 Common Shares issuable upon exercise of outstanding options that are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(11) Includes 445,684 Common Shares issuable upon exercise of outstanding options and 54,166 Common Shares issuable upon exercise of outstanding warrants that are presently exercisable or will become exercisable within 60 days of March 31, 1999.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during each of the fiscal years in the three year period ended December 31, 1998, by (i) the Company's Chief Executive Officer and (ii) the next four most highly compensated officers of the Company during the year ended December 31, 1998. The officers of the Company listed on the table set forth below are referred to collectively in this Proxy Statement as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                   ANNUAL COMPENSATION     COMPENSATION
                                                  ---------------------     SECURITIES      ALL OTHER
                                         FISCAL    SALARY       BONUS       UNDERLYING     COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR    (U.S.)($)   (U.S.)($)   OPTIONS(#)(1)     (U.S.$)(2)
      ---------------------------        ------   ---------   ---------   --------------   ------------
Randy W. Hamilton......................   1998    $215,000          --            --              --
  Chairman, President and                 1997     199,500          --            --              --
  Chief Executive Officer                 1996     216,000          --            --              --
David Boyle(3).........................   1998     173,250          --        92,000              --
  Executive Vice President,               1997     157,500          --        40,000          21,181(4)
  Vice President, Finance                 1996      33,300          --        60,000              --
  and Administration and
  Chief Financial Officer
John Brough(5).........................   1998     157,500          --        20,000              --
  President, Glycyx                       1997     157,500          --        40,000              --
  Pharmaceuticals, Ltd.                   1996      50,000          --        60,000              --
Lorin K. Johnson.......................   1998     167,500          --            --              --
  Vice President, Research                1997     167,500          --            --             962
  and Director                            1996     182,333          --            --             837
Robert P. Ruscher(6)...................   1998     157,500          --        20,000              --
  Vice President, Corporate               1997     157,500          --        40,000             984
  Development                             1996     136,086          --            --             787

---------------
(1) Other than the salary described herein, the Company did not pay any Named Executive Officer any fringe benefits, perquisites, or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal years 1996, 1997 and 1998.

(2) Except as otherwise indicated, represents matching contributions under the Company's 401(k) retirement plan.

(3) Mr. Boyle became the Company's Vice President, Finance and Administration, and Chief Financial Officer in November 1996 and Executive Vice President in November 1998. Mr. Boyle's employment with the Company terminated in April 1999.

(4) Includes a sign-on payment of $20,000 paid to Mr. Boyle in connection with his initial employment.

(5) Mr. Brough joined Glycyx Pharmaceuticals, Ltd., a wholly owned subsidiary of the Company, in July 1996.

(6) Mr. Ruscher became the Company's Vice President, Corporate Development in February 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 1998. All such options were awarded under the Company's 1996 Stock Option Plan.

                                                     INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                    ---------------------------------------------------      VALUE AT ASSUMED
                                    NUMBER OF     PERCENT OF                              ANNUAL RATES OF STOCK
                                    SECURITIES   TOTAL OPTIONS                            PRICE APPRECIATION FOR
                                    UNDERLYING    GRANTED TO     EXERCISE                     OPTION TERM(1)
                                     OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ----------------------
               NAME                 GRANTED(2)    FISCAL 1998    SHARE(3)       DATE         5%          10%
               ----                 ----------   -------------   ---------   ----------   ---------   ----------
Randy W. Hamilton.................         --         --              --            --          --           --
David Boyle.......................     60,000(4)      12%          $1.81      08/06/08     $68,298     $173,080
                                       12,000(4)       3%           0.81      11/20/08       6,113       15,491
                                       20,000          4%           0.81      11/20/08      10,188       25,819
John Brough.......................     20,000          4%           0.81      11/20/08      10,188       25,819
Lorin K. Johnson..................         --         --              --            --          --           --
Robert P. Ruscher.................     20,000          4%           0.81      11/20/08      10,188       25,819

---------------

(1) Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the exercise price per share are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the fair market value of the Common Shares from the date of grant to the date of this Proxy Statement, other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2) Except as otherwise noted, options become exercisable as to 1/8 of the option shares on the six month anniversary of the vesting start date and as to 1/48 of the option shares each month thereafter.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Shares on the date of grant, as determined by the Board of Directors. Exercise price may be paid in cash, check, delivery of already-owned Common Shares of the Company subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or any combination of the foregoing methods of payment or such other consideration or method of payment to the extent permitted under applicable law.

(4) Options become exercisable as to 1/48 of the option shares each month.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1998 and stock options held as of December 31, 1998 by the Named Executive Officers.

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS AT
                             SHARES        VALUE          AT DECEMBER 31, 1998           FISCAL YEAR END($)(1)
                           ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
          NAME             EXERCISE(#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----             -----------    --------    -----------    -------------    -----------    -------------
Randy W. Hamilton........      --            --              --              --             --              --
David Boyle(2)...........      --            --          69,750         122,250             --              --
John Brough(2)...........      --            --          72,500          47,500             --              --
Lorin K. Johnson.........      --            --              --              --             --              --
Robert P. Ruscher(2).....      --            --         112,600          10,000             --              --

---------------
(1) Based on the closing sales price in trading on The Toronto Stock Exchange on December 31, 1998 of Cdn. $1.25 as converted to U.S. Dollars (at the exchange rate of Cdn. $1.00 to U.S. $0.6507) minus the exercise price for the applicable options.

(2) Options had an exercise price greater than or equal to the fair market value of the Common Shares at December 31, 1998.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company currently does not have any employment contracts in effect with any Named Executive Officer.

     Under the Company's 1994 Stock Plan and the 1996 Stock Option Plan, in the event of a merger or change of control of the Company, under certain circumstances, vesting of options outstanding under the stock plans will automatically accelerate such that outstanding options will become fully exercisable, including with respect to shares for which such shares would be otherwise unvested.

                              CERTAIN TRANSACTIONS

     In connection with the termination of David Boyle's employment with the Company, the Company and Mr. Boyle, who was Executive Vice President, Finance and Administration, and Chief Financial Officer and Vice President, Finance and Administration entered into a Severance Agreement and Mutual Release pursuant to which Mr. Boyle remained an employee through the earlier of April 11, 1999 and the date he obtained other employment. In addition, Mr. Boyle continued to receive employee benefits, including health benefits, through April 11, 1999 and all options granted to Mr. Boyle pursuant to the Company's stock plans continued to vest through April 11, 1999.

     On July 31, 1998, the Company and James Shook, who until June 30, 1998 had been the Company's Senior Vice President, Development, entered into a Consulting Agreement, pursuant to which Mr. Shook agreed to provide strategic, operational and regulatory advice to, and to assist, the Company with respect to specified projects. Pursuant to this consulting agreement, Mr. Shook was compensated at the rate of $175.00 per hour, of which 8 hours per week were a retainer. Under this consulting agreement, the Company paid Mr. Shook a total of $23,056.25 during fiscal 1998. The consulting agreement was terminated in December 1998.

     The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16 (a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent shareholders were complied with.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed "filed" with the Securities and Exchange Commission or "soliciting material" under the Exchange Act and shall not be incorporated by reference into any such filings.

INTRODUCTION

     The Compensation Committee of the Board of Directors (the "Committee") was established in December 1994 and is composed only of outside directors. During fiscal 1998, the Compensation Committee consisted of Lawrance A. Brown, Jr., John F. Chappell and Nicholas Ediger, who was appointed to the Compensation Committee in December 1998. In general, the Committee is responsible for reviewing and approving the Company's compensation practices, including executive salary levels and variable compensation programs. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the basis therefor.

     The Board of Directors administers the Company's 1996 Stock Option Plan and the 1994 Stock Plan.

  General Compensation Philosophy

     The primary objectives of the Company's executive compensation policies include the following:

     - To attract, motivate and retain a highly qualified executive management team;

     - To link executive compensation to the Company's financial performance as well as to defined individual management objectives established by the Committee;

     - To compensate competitively with the practices of similarly situated technology companies; and

     - To create management incentives designed to enhance shareholder value.

     The Company competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel, are key factors to the Company's future success. The Committee's compensation philosophy seeks to align the interests of shareholders and management by tying compensation to the Company's performance, either directly in the form of salary paid in cash or indirectly in the form of appreciation of stock options granted to employees through the Company's equity incentive programs.

EXECUTIVE COMPENSATION

     The Company has a compensation program which consists of two principal components: cash-based compensation and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

     Cash-based compensation. Cash-based compensation consists of salary (base pay). The salaries of each of the executive officers (other than the Chief Executive Officer) for the year ended December 31, 1998 were reviewed by the Board of Directors, upon the recommendation of the Chief Executive Officer. No formal incentive cash bonus plan was in place in 1998.

     Equity Incentive Programs. Long-term equity incentives, including stock options granted pursuant to the Company's 1996 Stock Option Plan and the 1994 Stock Plan, directly align the economic interests of the Company's management and employees with those of its shareholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of the Company's Common Stock increases above the exercise price, which is set at the fair market value of the Company's Common Stock on the date the option is granted. In addition, employees must remain employed with the Company for a fixed period of time in order for the options to vest fully. In general, one-eighth of the shares issuable upon exercise of options granted under the Company's 1996 Stock Option Plan became vested six months after the vesting start date and vest at the rate of 1/48 of the shares for each month thereafter. The Board of Directors or the Committee may grant, and has granted, options with vesting schedules that differ from such general schedule. The number of options granted to each executive (other than the Chief Executive Officer) is determined by the Board of Directors, upon the recommendation of the Chief Executive Officer. In making its determination, the Board of Directors considers the executive's position at the Company, his or her individual performance, the number of options held by the executive, with particular attention to the executive's unvested option position, and other factors.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining the Chief Executive Officer's compensation, the Committee considers comparative financial and compensation data of selected peer companies. During fiscal 1998, Randy W. Hamilton, the Company's President and Chief Executive Officer, received a salary of $215,000. For fiscal 1999, the Company has set Mr. Hamilton's base annual salary at $215,000. The Company has not granted any stock options to the Chief Executive Officer.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162 of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including shareholder approval). Based on the Company's current compensation plans and policies and proposed regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

SUMMARY

     The Compensation Committee intends that its compensation program shall be fair and motivating and shall be successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Board of Directors and the Compensation Committee intend to review this program on an ongoing basis to evaluate its continued effectiveness.

                                          THE COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Lawrance A. Brown, Jr.
                                          John F. Chappell
                                          Nicholas M. Ediger

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total shareholder return with those of The Toronto Stock Exchange 300 Index and the Canadian Biotech/Pharmaceuticals Index. The graph assumes that U.S. $100 was invested on May 27, 1996 (the effective date of the initial listing of the Company's Common Shares on The Toronto Stock Exchange) in (i) the Company's Common Shares, (ii) The Toronto Stock Exchange 300 Index and (iii) the Canadian Biotech/Pharmaceuticals Index, and that all dividends were reinvested. Note that historic stock price performance is not necessarily indicative of future stock price performance.

     From May 1996 to October 1997, the Company's Common Shares traded on The Toronto Stock Exchange exclusively under the symbol "SLX.s" following the Company's initial public offering in Canada in May 1996. In October 1997, the Company completed a secondary public offering in Canada and an initial public offering in the United States, and the Common Shares issued in that offering were traded and quoted separately under the symbol "SLX." On May 28, 1998, all of the Company's Common Shares began to trade under the symbol "SLX."

     The stock price performance graph set forth below under the caption "Performance Graph" shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed "filed with" or "soliciting material" under such Acts.

            COMPARISON OF THIRTY-FIVE MONTH CUMULATIVE TOTAL RETURN
              AMONG SALIX PHARMACEUTICALS, LTD., THE TORONTO STOCK
       EXCHANGE 300 INDEX AND THE CANADIAN BIOTECH/PHARMACEUTICALS INDEX
PERFORMANCE GRAPH

                                           SALIX (SLX.S)           SALIX (SLX)              TSE 300          BIOTECH/PHARM INDEX
                                           -------------           -----------              -------          -------------------
5/27/96                                        100.00                                        100.00                 100.00
12/31/96                                        69.50                                        113.20                  99.50
10/16/97                                       106.40                100.00                  135.60                 121.10
12/31/97                                        85.70                 83.90                  128.00                  94.50
12/31/98                                        17.40                 16.80                  123.90                 126.90

     No dividends have been declared or paid on the Company's Common Stock. The Company intends to retain its earnings, if any, to fund its business and does not anticipate paying any cash dividends in the foreseeable future. Shareholder returns over the period indicated should not be considered indicative of future shareholder returns.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 23, 1999

                          SALIX PHARMACEUTICALS, LTD.

                 PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of SALIX PHARMACEUTICALS, LTD., a corporation organized under the laws of the British Virgin Islands, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 23, 1999, and hereby appoints Randy W. Hamilton and Lorin Johnson and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of SALIX PHARMACEUTICALS, LTD., to be held on Tuesday, May 25, 1999 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 and any adjournment(s) thereof, and to vote all Common Shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

 1. Election of directors:

     nominees: Lawrance A. Brown, Jr.; John F. Chappell; Nicholas M. Ediger;
               Randy W. Hamilton;
             Lorin K. Johnson; David E. Lauck, Sr.

     [ ] FOR all nominees listed above (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

--------------------------------------------------------------------------------

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.

 2. Proposal to ratify the appointment of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1999.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE 1999 FISCAL YEAR.

                          SALIX PHARMACEUTICALS, LTD.
                        3600 W. BAYSHORE ROAD, SUITE 205
                              PALO ALTO, CA 94303

     Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

     Dated:

                  Signature
                  Signature

     (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                          SALIX PHARMACEUTICALS, LTD.
                        3600 W. BAYSHORE ROAD, SUITE 205
                              PALO ALTO, CA 94305

     For those shareholders who wish to be added to the Corporation's Supplemental Mailing List in order to receive the Corporation's unaudited interim financial statements, please complete the following and forward it to Montreal Trust Company of Canada, 151 Front Street West, 8th Floor, Toronto, Ontario, Canada M5J 2N1, attention: Stock Transfer Services.

     I HEREBY confirm that I am a shareholder of the Company, and as such, request that you add me to your Supplemental Mailing List.

                       Please PRINT your name and address

                     --------------------------------------
                            (First Name and Surname)

                     --------------------------------------
                              (Number and Street)

                     --------------------------------------
                         (Apartment)       (City)

                     --------------------------------------
                         (Province)       (Postal/Zip Code)

                     Signed:
                           (Signature of Shareholder)

CUSIP: 794906305